Exhibit 14
CONSENT OF ERNST & YOUNG LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Financial Statements” in the Proxy Statement/Prospectus of WT Mutual Fund in this Registration Statement (Form N-14)(Pre-Effective Amendment No. 1 to File No. 333-159797) of WT Mutual Fund, the reference to our firm under the captions “Financial Highlights” in the Prospectuses of the Wilmington Conservative Asset Allocation Fund and Wilmington Moderate Asset Allocation Fund (Institutional and A Shares) dated November 1, 2008, incorporated by reference in this Registration Statement, the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of the Wilmington Conservative Asset Allocation Fund and Wilmington Moderate Asset Allocation Fund dated November 1, 2008, incorporated by reference in this Registration Statement, and to the incorporation by reference of our report on the Wilmington Moderate Asset Allocation Fund and Wilmington Conservative Asset Allocation Fund series of WT Mutual Fund dated August 26, 2008, included in the 2008 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
July 1, 2009